UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

Effective May 16, 2016 (the “Effective Date”), Five Prime Therapeutics, Inc. (“FivePrime”) and Galaxy Biotech, LLC (“Galaxy”) entered into an Amendment to the Exclusive License Agreement (the “Amendment”) to amend certain terms of the Exclusive License Agreement, dated December 22, 2011, between FivePrime and the Galaxy (the “License Agreement”), pursuant to which Galaxy granted to FivePrime an exclusive worldwide license to develop and commercialize FGFR2b antibodies, including FPA144. Pursuant to the Amendment, FivePrime and Galaxy revised certain milestone definitions, reduced certain milestone payments and added four development-related milestone payments (the “Phase 1 Cohort Milestones”) that will be triggered by dosing in the current Phase 1 clinical trial of FPA144 (the “Phase 1 Trial”) of:

•	A gastric cancer patient in Cohort A of the Phase 1 Trial whose tumor sample has high overexpression of the FGFR2b protein;

•	A gastric cancer patient in Cohort D or E of the Phase 1 Trial whose tumor sample has moderate or low overexpression of the FGFR2b protein;

•	A patient in a cohort in the Phase 1 Trial designed to test FPA144 in a tumor indication population of cancer patients (other than gastric cancer patients) whose tumor overexpresses the FGFR2b protein (the “First Non-Gastric Tumor Indication”); and

•	A patient in a cohort in the Phase 1 Trial designed to test FPA144 in a tumor indication population of cancer patients (other than gastric cancer patients and other than patients with the First Non-Gastric Tumor Indication) whose tumor overexpresses the FGFR2b protein.

The Phase 1 Cohort Milestones align with the current design of the Phase 1 Trial as recently revised to include additional cohorts of gastric patients with low and moderate overexpression of the FGFR2b protein and other cohorts of cancer patients whose tumors overexpress the FGFR2b protein. Any Phase 1 Cohort Milestone that FivePrime does not achieve by December 31, 2016 will be deemed achieved as of December 31, 2016 and the payment associated with such Phase 1 Cohort Milestone would become due and payable. The aggregate payments associated with the Phase 1 Cohort Milestones amount to $1.75 million.

As a result of the Amendment, the aggregate amount of development-related milestone payments that FivePrime will be obligated to pay to Galaxy following the Effective Date was decreased by $0.5 million. The aggregate amount of intellectual property-related milestone payments, regulatory-related milestone payments and commercial-related milestone payments remain unchanged as a result of the Amendment.

Promptly following the Effective Date, FivePrime will pay Galaxy a milestone payment of $250,000 in connection with FivePrime’s dosing in the Phase 1 clinical trial of the first gastric cancer patient whose tumor sample highly overexpresses the FGFR2b protein.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to FivePrime’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Executive Vice President, General Counsel & Secretary

Dated: May 20, 2016